CONTACT:	Robert F. Mangano	Stephen J. Gilhooly
	President & Chief Executive Officer	Sr. Vice President & Chief Financial Officer
	(609) 655-4500	(609) 655-4500

PRESS RELEASE – FOR IMMEDIATE RELEASE

1ST CONSTITUTION BANCORP
REPORTS FIRST QUARTER 2016 RESULTS

Cranbury NJ - April 22, 2016 - 1ST Constitution Bancorp (NASDAQ: FCCY), the holding company (the “Company”) for 1ST Constitution Bank (the “Bank”), today reported net income and earnings per share for the first quarter of 2016.
FIRST QUARTER 2016 HIGHLIGHTS

•	Net income was $2.2 million and diluted earnings per share was $0.27.

•	Return on Average Assets and Return on Average Equity were 0.94% and 9.20%, respectively.

•	Book value per share and tangible book value per share were $12.42 and $10.76, respectively.

•	Net interest income was $8.5 million and the net interest margin was 3.93% on a tax equivalent basis.

•	Loans held in portfolio were $659 million at March 31, 2016 and the loan to asset ratio was 69.4% at March 31, 2016.

•	$0.7 million of non-performing assets were resolved during the first quarter and non-performing assets declined to $6.7 million and 0.70% of assets at March 31, 2016.

•
The Bank recorded a credit (negative) provision for loan losses of $200,000 due to lower loan loss reserve factors that reflect the improvement in loan credit quality, the reduction of non-performing loans and the low level of net charge-offs over the last five quarters and the decline in total loans, primarily mortgage warehouse loans.

Robert F. Mangano, President and Chief Executive Officer, stated, “We were able to achieve a similar level of net income in the first quarter of 2016 compared to the first quarter of last year despite not having the favorable effect of the significant level of residential mortgage refinancing activity that drove increases in mortgage warehouse line utilization and higher levels of residential mortgage loan sales by our residential mortgage banking group last year. Mr. Mangano added, “Our continued focus on disciplined loan credit administration and underwriting and the steady resolution of non-performing loans and assets over the last two years is reflected in the current low level of non-performing assets and our lower loan loss factors, which positively affected our net income.”
Discussion of Financial Results
Net income was $2.2 million, or $0.27 per diluted share, for the first quarter of 2016 compared to $2.3 million, or $0.28 per diluted share, for the first quarter of 2015. Net income per diluted share declined due to the slight decrease of $38,000 in net income and the higher average number of shares outstanding in 2016. All share and per share amounts have been adjusted to reflect the effect of the five percent common stock dividend paid on April 7, 2015 and the five percent common stock dividend paid on February 1, 2016.

Net interest income was $8.5 million for the quarter ended March 31, 2016, which represented a slight decrease of $33,000 compared to $8.5 million earned for the first quarter of 2015 and a decrease of $182,000 compared to $8.7 million earned for the fourth quarter of 2015. Average earning assets were $895.9 million and $902.6 million, respectively, and the yield of average earning assets were 4.49% and 4.47% for the first quarter of 2016 and the first quarter of 2015, respectively.
Interest expense on average interest bearing liabilities was $1.2 million, or 0.70%, for the first quarter of 2016 compared to $1.1 million, or 0.66%, for the first quarter of 2015 and $1.2 million, or 0.67%, for the fourth quarter of 2015. The slight increase of $41,000 in the interest expense of interest bearing liabilities for the first quarter of 2016 reduced the net interest margin to 3.93% on a tax equivalent basis for the first quarter of 2016 compared to the net interest margin of 3.96% on a tax equivalent basis for the first quarter of 2015.
The provision for loan losses was a credit (negative expense) of $200,000 for the first quarter of 2016 compared to $500,000 for the first quarter of 2015. The credit provision for the first quarter of 2016 reflects lower loan loss factors due to the improvement in loan credit quality, the resolution and reduction of non-performing loans and the low level of net charge-offs over the last five quarters and the decline in total loans, primarily mortgage warehouse loans, compared to March 31, 2015.
Non-interest income was $1.6 million for the first quarter of 2016 a decrease of $535,000, or 25.1%, compared to $2.1 million for the first quarter of 2015. Lower gains from the sales of residential mortgages and SBA loans for the first quarter of 2016 were the primary reasons for the decrease in non-interest income. In the first quarter of 2015, we observed a higher level of residential mortgage refinancing activity which management attributed to the reduction of mortgage insurance premiums by the FHA and lower residential mortgage interest rates. In the first quarter of 2016, residential mortgage interest rates were similar to residential mortgage interest rates in the first quarter of 2015, but refinancing activity was lower because management believes that many borrowers refinanced their mortgages in 2015. As a result, residential lending activity was lower in the first quarter of 2016 compared to the first quarter of 2015. In the first quarter of 2016, $24 million of residential mortgages were sold and $421,000 of gains were recorded compared to $34 million of loans sold and $608,000 of gains recorded in the first quarter of 2015. SBA guaranteed commercial lending activity and loan sales vary from period to period. In the first quarter of 2016, $5.3 million of SBA loans were sold and gains of $482,000 were recorded compared to $6.7 million of loans sold and gains of $684,000 recorded in the first quarter of 2015. Service charges and other income declined due primarily to lower customer activity.
Non-interest expenses were $7.0 million for the first quarter of 2016, an increase of $177,000, or 2.6%, compared to $6.9 million for the first quarter of 2015. Salaries and employee benefits expense increased $130,000, or 3.1%, due to staffing changes and merit increases. Occupancy costs declined $122,000, or 11.0%, due to lower depreciation and facility maintenance expenses. FDIC insurance expense declined $72,000, or 37.9%, due to a lower assessment rate that reflected the Bank’s improvement in asset quality and financial performance over the last five quarters. OREO expense declined due to the significant reduction in OREO assets. Other operating expenses increased $315,000 due primarily to a $220,000 lower net deferral of loan origination costs in the first quarter of 2016 compared to the first quarter of 2015. The lower level of mortgage warehouse funding activity of $806 million in the 2016 period compared to $870 million in the 2015 period was the primary reason there was a lower net deferral of loan origination expenses in the 2016 period compared to the 2015 period. The balance of the increase in other operating expenses reflected additional operating costs to support the growth and expansion of the Bank’s operations.

Income taxes were $1.0 million, which resulted in an effective tax rate of 32.0% in the first quarter of 2016 compared to $1.1 million and an effective tax rate of 31.8% in the first quarter of 2015. The slight decrease in income taxes was due to the lower amount of pre-tax income in the first quarter of 2016 compared to the first quarter of 2015.
At March 31, 2016, the allowance for loan losses was $7.3 million, a $258,000 decrease from the allowance for loan losses at December 31, 2015. As a percentage of total loans, the allowance was unchanged at 1.11% at the end of the first quarter of 2016 compared to year end 2015.
Total assets decreased to $949 million at March 31, 2016 from $968 million at December 31, 2015 due primarily to a $38.6 million decrease in FHLB borrowings, which was partially offset by a $17.1 million increase in deposits. Total portfolio loans at March 31, 2016 were $659.0 million compared to $682.1 million at December 31, 2015. The decrease in loans was due primarily to the decline in mortgage warehouse loans, which reflects, in general, the seasonality of residential mortgage lending in our market areas. Total investment securities at March 31, 2016 were $222.8 million, an increase from $214.7 million at December 31, 2015. Total deposits at March 31, 2016 were $803.8 million compared to $786.8 million at December 31, 2015.

Regulatory capital ratios continue to reflect a strong capital position. Under the regulatory capital standards (Basel III) that became effective on January 1, 2015, the Company’s common equity Tier 1 to risk based assets (“CET1”), total risk-based capital, Tier I capital, and Leverage ratios were 10.36%, 13.41%, 12.53% and 11.07%, respectively, at March 31, 2016. The Bank’s CET1, total risk-based capital, Tier 1 capital and Leverage ratios were 12.24%, 13.12%, 12.24% and 10.82%, respectively, at March 31, 2016. The Company and the Bank are considered “well capitalized” under these capital standards.
Asset Quality
Net charge-offs during the first quarter of 2016 were $58,000. Non-accrual loans were $5.5 million at March 31, 2016 compared to $6.0 million at December 31, 2015. During the first quarter of 2016, one residential mortgage loan for $165,000 and two commercial real estate loans totaling $280,000 were classified as non-performing. The allowance for loan losses was 132% of non-accrual loans at March 31, 2016 compared to 126% of non-accrual loans at December 31, 2015.

Overall, we observed stable trends in loan quality with net charge-offs of $58,000 during the first quarter of 2016 and non-performing loans to total loans of 0.84% and non-performing assets to total assets of 0.70% at March 31, 2016.

OREO at March 31, 2016 increased to $1.1 million from $1.0 million at December 31, 2015 due to the foreclosure of one commercial real estate loan.

About 1ST Constitution Bancorp
1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, operates 19 branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, Princeton, Rumson, Fair Haven, Shrewsbury, Little Silver and Asbury Park, New Jersey.
1ST Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1STCONSTITUTION.com
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, a higher level of net loan charge-offs and delinquencies than anticipated, bank regulatory rules, regulations or policies that restrict or direct certain actions, the adoption, interpretation and implementation of new or pre-existing accounting pronouncements, a change in legal and regulatory barriers including issues related to compliance with anti-money laundering and bank secrecy act laws, as well as the effects of general economic conditions and legal and regulatory barriers and structure. 1ST Constitution Bancorp assumes no obligation for updating any such forward-looking statements at any time, except as required by law.
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1ST Constitution Bancorp
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Per Common Share Data: [1]
Earnings per common share - Basic	$0.28	$0.29
Earnings per common share - Diluted	0.27	0.28
Tangible book value per common share at the period-end	10.76	9.64
Book value per common share at the period end	12.42	11.36
Average common shares outstanding:
Basic	7,939,366	7,877,175
Diluted	8,136,708	8,031,291

Performance Ratios / Data:
Return on average assets	0.94%	0.95%
Return on average equity	9.20%	10.42%
Net interest income (tax-equivalent basis) [2]	$8,758	$8,828
Net interest margin (tax-equivalent basis) [3]	3.93%	3.96%
Efficiency ratio [4]	67.9%	67.7%

	March 31,	December 31,
	2016	2015
Loan Portfolio Composition:
Commercial Business	106,249	100,503
Commercial Real Estate	202,788	207,250
Construction Loans	93,774	93,745
Mortgage Warehouse Lines	192,740	216,572
Residential Real Estate	38,840	40,744
Loans to Individuals	24,597	23,307
Total Loans	658,988	682,121
Asset Quality Data:
Loans past due over 90 days and still accruing	—	—
Non-accrual loans	5,523	6,020
OREO property	1,144	966
Other repossessed assets	—	—
Total non-performing assets	$6,667	$6,986

Net charge-offs	$(58)	$(465)
Allowance for loan losses to total loans	1.11%	1.11%
Non-performing loans to total loans	0.84%	0.88%
Non-performing assets to total assets	0.70%	0.72%

Capital Ratios:
1ST Constitution Bancorp
Common equity to risk weighted assets ("CET 1")	10.36%	10.03%
Tier 1 capital to average assets (leverage ratio)	11.07%	10.80%
Tier 1 capital to risk weighted assets	12.53%	12.18%
Total capital to risk weighted assets	13.41%	13.08%

1ST Constitution Bank
Common equity to risk weighted assets ("CET 1")	12.24%	11.90%
Tier 1 capital to average assets (leverage ratio)	10.82%	10.55%
Tier 1 capital to risk weighted assets	12.24%	11.90%
Total capital to risk weighted assets	13.12%	12.80%

1All share and per share amounts have been adjusted to reflect the effect of the 5% stock dividend paid on April 7, 2015 and the 5% stock dividend paid on February 1, 2016.

2The tax equivalent adjustment was $250 and $286 for the three months ended March 31, 2016 and March 31, 2015, respectively.

3Represents net interest income on a taxable equivalent basis as a percent of average interest earning assets.

4Represents non-interest expenses divided by the sum of net interest income on a taxable equivalent basis and non-interest income.

1ST Constitution Bancorp
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash and Due From Banks	$14,810	$11,368
Federal Funds Sold/Short Term Investments	—	—
Total cash and cash equivalents	14,810	11,368
Investment Securities:
Available for sale, at fair value	99,806	91,422
Held to maturity (fair value of $127,818 and $127,157 at March 31, 2016 and December 31, 2015, respectively)	123,010	123,261
Total investment securities	222,816	214,683

Loans Held for Sale	860	5,997
Loans	658,988	682,121
Less- Allowance for loan losses	(7,302)	(7,560)
Net loans	651,686	674,561

Premises and Equipment, net	10,995	11,109
Accrued Interest Receivable	2,726	2,853
Bank-Owned Life Insurance	21,726	21,583
Other Real Estate Owned	1,144	966
Goodwill and Intangible Assets	13,180	13,284
Other Assets	9,033	11,587
Total assets	$948,976	$967,991
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$162,080	$159,918
Interest bearing	641,739	626,839
Total deposits	803,819	786,757

Borrowings	20,255	58,896
Redeemable Subordinated Debentures	18,557	18,557
Accrued Interest Payable	883	846
Accrued Expenses and Other Liabilities	6,819	6,975
Total liabilities	850,333	872,031

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value; 5,000,000 shares authorized, none issued	—	—
Common Stock, no par value; 30,000,000 shares authorized; 7,972,461 and 7,575,492 shares issued and 7,939,163 and 7,545,684 shares outstanding as of March 31, 2016 and December 31, 2015, respectively	71,015	70,845
Retained earnings	27,811	25,589
Treasury Stock, 33,298 shares and 29,808 shares at March 31, 2016 and December 31, 2015, respectively	(368)	(344)
Accumulated other comprehensive income (loss)	185	(130)
Total shareholders’ equity	98,643	95,960
Total liabilities and shareholders’ equity	$948,976	$967,991
The accompanying notes are an integral part of these financial statements.

1ST Constitution Bancorp
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
INTEREST INCOME:
Loans, including fees	$8,308	$8,289
Securities:
Taxable	817	817
Tax-exempt	520	555
Federal funds sold and short-term investments	49	25
Total interest income	9,694	9,686

INTEREST EXPENSE:
Deposits	950	932
Borrowings	136	126
Redeemable subordinated debentures	99	86
Total interest expense	1,185	1,144

Net interest income	8,509	8,542
(CREDIT) PROVISION FOR LOAN LOSSES	(200)	500
Net interest income after (credit) provision for loan losses	8,709	8,042

NON-INTEREST INCOME:
Service charges on deposit accounts	197	239
Gain on sales of loans, net	903	1,292
Income on Bank-owned life insurance	144	134
Other income	350	464
Total non-interest income	1,594	2,129

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,316	4,186
Occupancy expense	988	1,110
Data processing expenses	313	319
FDIC insurance expense	118	190
Other real estate owned expenses	29	97
Other operating expenses	1,269	954
Total non-interest expenses	7,033	6,856

Income before income taxes	3,270	3,315
INCOME TAXES	1,048	1,055
Net income	$2,222	$2,260

NET INCOME PER COMMON SHARE:
Basic	$0.28	$0.29
Diluted	$0.27	$0.28

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	7,939,366	7,877,175
Diluted	8,136,708	8,031,291
The accompanying notes are an integral part of these financial statements.

1ST Constitution Bancorp
Net Interest Margin Analysis
(Dollars in thousands)
(Unaudited)
	Three months ended March 31, 2016			Three months ended March 31, 2015
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets:
Federal Funds Sold/Short-Term Investments	42,564	49	0.46%	43,317	25	0.24%
Investment Securities:
Taxable	135,212	817	2.42%	133,342	817	2.45%
Tax-exempt (4)	80,661	770	3.82%	89,667	842	3.75%
Total	215,873	1,587	2.94%	223,009	1,659	2.97%
Loan Portfolio: (1)
Construction	92,289	1,353	5.89%	97,126	1,541	6.43%
Residential real estate	39,041	409	4.22%	45,700	474	4.20%
Home Equity	23,183	239	4.15%	22,149	239	4.37%
Commercial and commercial real estate	288,426	4,131	5.79%	289,320	3,995	5.60%
Mortgage warehouse lines	165,272	1,788	4.35%	155,826	1,719	4.47%
Installment	549	6	4.23%	380	5	5.16%
All Other Loans	28,738	382	5.35%	25,757	316	4.98%
Total	637,498	8,308	5.29%	636,258	8,289	5.28%
Total Interest - Bearing Assets	895,935	9,944	4.49%	902,584	9,973	4.47%
Allowance for Loan Losses	(7,618)			(7,241)
Cash and Due From Bank	5,175			10,095
Other Assets	58,974			62,256
Total Assets	952,466			967,694

Liabilities and Shareholders’ Equity:
Money Market and NOW Accounts	296,717	269	0.36%	308,237	256	0.34%
Savings Accounts	203,328	270	0.53%	195,511	225	0.47%
Certificates of Deposit	143,702	410	1.15%	163,426	451	1.12%
Other Borrowed Funds	27,080	136	2.02%	21,802	126	2.34%
Trust Preferred Securities	18,557	99	2.13%	18,557	86	1.89%
Total Interest-Bearing Liabilities	689,384	1,184	0.70%	707,533	1,144	0.66%
Net Interest Spread (2)			3.79%			3.81%
Demand Deposits	157,790			163,812
Other Liabilities	8,134			8,372
Total Liabilities	855,308			879,717
Shareholders’ Equity	97,158			87,977
Total Liabilities and Shareholders’ Equity	952,466			967,694
Net Interest Margin (3)		8,760	3.93%		8,829	3.96%

(1)
Loan origination fees are considered an adjustment to interest income.  For the purpose of calculating loan yields, average loan balances include non-accrual loans with no related interest income and the average balance of loans held for sale.

(2)	The net interest rate spread is the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	Tax- equivalent basis.